Exhibit 99.1

100 First Stamford Place

Stamford, CT 06902

Tel:       203 622-3131

fax:       203 622-6080

unitedrentals.com

United Rentals to Acquire H&E Equipment Services, Inc.

$4.8 billion transaction will expand capacity in strategic U.S. markets and provides attractive risk-adjusted returns

STAMFORD, Conn. & Baton Rouge, La. – January 14, 2025 United Rentals, Inc. (NYSE: URI) (“United Rentals” or “the company”) and H&E Equipment Services, Inc. d/b/a H&E Rentals (NASDAQ: HEES) (“H&E”) today announced their entry into a definitive agreement under which United Rentals will acquire H&E for $92 per share in cash, reflecting a total enterprise value of approximately $4.8 billion, including approximately $1.4 billion of net debt.

Founded in 1961, H&E provides its customers with a comprehensive mix of high-quality general rental fleet including aerial work platforms, earthmoving equipment, material handling equipment, and other general and specialty lines of equipment. With approximately 2,900 employees and $2.9 billion of rental fleet at original cost, the company serves a diverse mix of customers across both construction and industrial markets through its network of approximately 160 branches in over 30 U.S. states.

On a trailing 12-month basis through September 30, 2024, H&E generated $696 million of adjusted EBITDA on total revenues of $1,518 million, translating to an adjusted EBITDA margin of approximately 45.8%.

Strong Strategic Rationale

•	The transaction is consistent with United Rentals’ “grow the core” strategy, and legacy H&E customers will benefit from one-stop access to United Rentals’ specialty rental offerings across Fluid Solutions, Matting Solutions, Onsite Services, Portable Storage & Modular Space, Power & HVAC, Tool Solutions, and Trench Safety.

•	H&E’s fleet, experienced employees and customer service footprint of branches across over 30 strategic U.S. states are complementary with United Rentals’ existing network. Importantly, the combination will increase capacity for United Rentals in key U.S. geographies.

•	The combination will expand United Rentals’ rental fleet by almost 64,000 units with an original cost of over $2.9 billion and an average age of under 41 months, as well as roughly $230 million of non-rental fleet.

•	United Rentals and H&E share many cultural attributes, including a strong focus on safety, a customer-first business philosophy, and best practices for talent development and retention. Critically, H&E employees will bring a wealth of experience to United Rentals, and will have greater opportunities for career development within the larger combined organization.

Strong Financial Rationale

•	The purchase price of approximately $4.8 billion represents a multiple of 6.9x adjusted EBITDA for the trailing 12 months ended September 30, 2024, or 5.8x adjusted EBITDA including $130 million of targeted cost synergies and the net present value of tax attributes estimated at approximately $54 million.

•	The combination is expected to generate approximately $130 million of annualized cost synergies within 24 months of closing, primarily in the areas of corporate overhead and operations. Additionally, United Rentals expects to realize procurement savings of approximately 5% as compared to historical H&E pricing.

•	United Rentals expects to realize approximately $120 million of annual revenue cross-sell synergies by year three, as legacy H&E customers take advantage of United Rentals’ specialty rental offerings.

•	The acquisition is expected to be accretive to United Rentals’ adjusted earnings per share and free cash flow generation in its first year post-close.

•	Return on invested capital (ROIC) is expected to reach the company’s cost of capital by the end of year three on a run-rate basis, with compelling IRR and NPV across multiple macro scenarios.

•	The transaction is projected to result in a pro forma net leverage ratio at closing of approximately 2.3x, well within the company’s target range of 1.5-2.5x. Upon closing, the company intends to reduce its leverage with a goal of reaching net-debt to EBITDA of approximately 2.0x within 12 months after acquisition close. Accordingly, the company has paused its share repurchase plan in anticipation of driving towards this goal.

•	The integration of H&E into United Rentals’ operations presents opportunities to improve efficiency, productivity and new business development with the adoption of United Rentals’ operational excellence, including its technology offerings.

•	The transaction is not conditioned on the availability of financing. United Rentals has obtained bridge commitments to ensure its ability to close the transaction as soon as possible, with the expectation that it will use a combination of newly issued debt and/or borrowings and existing capacity under its ABL facility to fund the transaction and related expenses at close.

•	Notably, the transaction will not impact the company’s current dividend program.

CEO and Chairman Comments

Matthew Flannery, chief executive officer of United Rentals, said, “In H&E we’re acquiring a well-run operation that’s primed to benefit from our technology, operations and broad value proposition. Most importantly, we’re gaining a great team that shares our intense focus on safety and customer service. We’ll be working side-by-side throughout the integration to capitalize on best-in-class expertise from both sides. We will use our well-honed integration playbook as we prepare the acquired branches to take full advantage of our systems and operational capabilities, and gain from our employee and customer-centric culture. I look forward to welcoming our new team members upon the closing of the acquisition.”

Flannery continued, “This purchase of H&E supports our strategy to deploy capital to grow the core business and drive shareholder value. This acquisition allows us to better serve our customers with expanded capacity in key markets while also providing the opportunity to further drive revenue through our proven cross-selling strategy. Not only does the agreement satisfy the rigorous strategic, financial and cultural standards we set for acquisitions, but it also drives attractive returns for our shareholders.”

Bradley W. Barber, chief executive officer of H&E, said, “I’m extremely proud of what we’ve built at H&E over the last 60 years and am confident that our combination with United Rentals will take the business to new heights going forward.”

John M. Engquist, Executive Chairman of H&E, added, “I couldn’t be more pleased with this win-win outcome for both organizations, our customers and our shareholders. Importantly, I want to thank our employees for driving the results that made this transaction possible. I am confident that we’ve found an excellent landing spot for them and I am excited for the new opportunities they will have as part of United Rentals.”

Transaction Details

The boards of directors of United Rentals and H&E unanimously approved the transaction, which is subject to customary closing conditions, including a minimum tender of at least a majority of then-outstanding H&E common shares and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. United Rentals intends to commence a tender offer by January 28, 2025 to acquire all of the outstanding shares of H&E common stock for $92 per share in cash. Following completion of the tender offer, United Rentals will acquire all remaining shares not tendered in the offer through a second-step merger at the same price as in the tender offer. The transaction is expected to close in the first quarter of 2025. The company plans to update its 2025 financial outlook to reflect the combined operations following the completion of the transaction.

The merger agreement includes a 35-day “go-shop” period which runs through February 17, 2025, during which H&E—with the assistance of BofA Securities, its exclusive financial advisor—will actively solicit, evaluate and potentially enter into negotiations with, and provide due diligence access to, parties that submit alternative proposals. H&E will have the right to terminate the merger agreement to accept a superior proposal subject to the conditions and procedures specified in the merger agreement, which H&E will file with a Current Report on Form 8-K. There can be no assurance that this 35-day “go shop” will result in a superior proposal, and H&E does not intend to disclose developments with respect to the solicitation process unless and until its board of directors makes a determination requiring further disclosure.

Advisors

Sullivan & Cromwell acted as the company’s legal advisor. Morgan Stanley Senior Funding, Inc. and Wells Fargo have provided committed bridge financing. BofA Securities acted as financial advisor to H&E and Milbank LLP acted as H&E's legal advisor.

Non-GAAP Measures

H&E’s adjusted EBITDA is a non-GAAP financial measure as defined under the rules of the Securities and Exchange Commission. United Rentals and H&E believe that this non-GAAP financial measure provides useful information about the proposed transaction; however, it should not be considered as an alternative to GAAP net income. A reconciliation between H&E’s adjusted EBITDA and GAAP net income is provided in the investor presentation available on United Rentals’ website.

Conference Call

United Rentals will hold a conference call today, Tuesday, January 14, 2025, at 8:30 a.m. Eastern Time. The conference call number is 800-420-1271 (international: 785-424-1634). The replay number for the call is 402-220-6985. The passcode for both the conference call and replay is 73193. The conference call will also be available live by audio webcast at unitedrentals.com.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 1,571 rental locations in North America, 39 in Europe, 37 in Australia and 19 in New Zealand. In North America, the company operates in 49 states and every Canadian province. The company’s approximately 27,550 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 5,000 classes of equipment for rent with a total original cost of $21.85 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

About H&E Equipment Services, Inc.

Founded in 1961, H&E is one of the largest rental equipment companies in the nation. The Company’s fleet is comprised of aerial work platforms, earthmoving, material handling, and other general and specialty lines. H&E serves a diverse set of end markets in many high-growth geographies and has branches throughout the Pacific Northwest, West Coast, Intermountain, Southwest, Gulf Coast, Southeast, Midwest and Mid-Atlantic regions.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements involve significant risks and uncertainties that may cause actual results to differ materially from such forward-looking statements. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement, including any such statement concerning the completion and anticipated benefits of the proposed transaction, can be guaranteed, and actual results may differ materially from those projected. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. United Rentals and H&E use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “targets,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the SEC reports filed by United Rentals and H&E, as well as the possibility that (1) United Rentals may be unable to obtain regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the acquisition as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of United Rentals and H&E, including, without limitation, problems associated with the potential loss of any key employees of H&E; (4) the proposed transaction may involve unexpected costs, including, without limitation, the exposure to any unrecorded liabilities or unidentified issues that we failed to discover during the due diligence investigation of H&E or that are not covered by insurance, as well as potential unfavorable accounting treatment and unexpected increases in taxes; (5) our businesses may suffer as a result of uncertainty surrounding the proposed transaction or any adverse effects on our ability to maintain relationships with customers, employees and suppliers; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the failure of the closing conditions included in the merger agreement to be satisfied, or any other failure to consummate the proposed transaction; (7) any negative effects of the announcement of the proposed transaction or the financing thereof on the market price of United Rentals or H&E common stock or other securities; and (8) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by United Rentals and H&E. United Rentals and H&E give no assurance that they will achieve their expectations and do not assume any responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements speak only as of the date hereof. United Rentals and H&E undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of United Rentals and H&E described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by United Rentals and H&E.

Additional Information and Where to Find It

This press release is for informational purposes only and is not intended to be a recommendation to buy, sell or hold securities and does not constitute an offer for the sale of, or the solicitation of an offer to buy securities in any jurisdiction, including the United States. Any such offer will only be made by means of a prospectus or offering memorandum, and in compliance with applicable securities laws. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer described in this press release has not commenced. At the time the tender offer is commenced, United Rentals will file, or will cause to be filed, tender offer materials on Schedule TO with the SEC and H&E will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC, in each case with respect to the tender offer. The tender offer materials (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement, as they may be amended from time to time, will contain important information that should be read carefully when they become available and considered before any decision is made with respect to the tender offer. Those materials and all other documents filed by, or caused to be filed by, United Rentals and H&E with the SEC will be available at no charge on the SEC’s website at www.sec.gov. The tender offer materials and related materials also may be obtained for free (when available) under the “Financials—SEC Filings” section of United Rentals’ investor website at https://investors.unitedrentals.com/, and the Solicitation/Recommendation Statement and such other documents also may be obtained for free (when available) from H&E under the “Financial Information—SEC Filings” section of its investor website at https://investor.he-equipment.com/.

# # #

Contact:

United Rentals, Inc.

Elizabeth Grenfell

Vice President, Investor Relations

O: (203) 618-7125

investors@ur.com

H&E Equipment Services, Inc.

Leslie S. Magee
Chief Financial Officer
225-298-5261
lmagee@he-equipment.com

Jeffrey L. Chastain
Vice President of Investor Relations
225-952-2308
jchastain@he-equipment.com